Exhibit 99.1

Village Farms International Delivers Record Profitability

and Performance from Continuing Operations in Q2/25

•
Consolidated Income from Continuing Operations was $9.9 Million or $0.09 Per Share
•
Net Income of $26.5 Million and EPS of $0.24
•
Adj. EBITDA from Continuing Operations of $17.1 Million or 28.6% of Sales; Both Records for Company
•
Canadian Cannabis Adj. EBITDA Up 146% YoY Reflects Success of Recent Margin Improvement Initiatives
•
YTD Consolidated Operating Cash Flow from Continuing Operations of $22 Million
•
Strong Q2 Profitability Enhances Net Cash Position; Company Ends Q2 with $65 Million in Cash
•
Expansion Projects in Canada and Netherlands Position Company for Continued Profitable Growth

Vancouver, August 11, 2025 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported financial results for its second quarter ended June 30, 2025. All figures are in U.S. dollars unless otherwise indicated.

The Company’s second quarter 2025 results reflect the May 30, 2025 closing of its previously-announced, transformative transaction to privatize certain assets and operations of its Produce segment through the formation of a new entity backed by private investment firms (the “Transaction”). In connection with the Transaction, the Company received $40 million in cash, subject to working capital adjustments, and common units representing a 37.9% equity ownership interest in Vanguard Food LP. As a result of the Transaction, operations which were privatized are now classified as discontinued operations and the reported financial results for comparative prior periods have been adjusted accordingly.

Management Commentary

“Our second quarter results demonstrate the improving earnings potential of Village Farms and our continued success in scaling a profitable global cannabis enterprise,” said President and Chief Executive Officer Michael DeGiglio. “Second quarter performance reflected record levels of profitability since we expanded into cannabis in 2017, and eclipsed several records set during our nearly 20-year history as a publicly traded company. Our teams are excelling during a period of rapid change for the organization, and energized by the many pockets of upside opportunity that we see across virtually every aspect of our business.”

“The recent closing of our produce transaction has coincided fortuitously with several other powerful catalysts, including our commencement of sales in Holland’s adult-use market, success of our recent initiatives to align our product portfolio toward higher-margin SKUs, and a continuing wave of additional countries around the world following Canada’s lead with pragmatic approaches to regulating cannabis. We are proud to be part of an emerging, vibrant global cannabis ecosystem, proud to be leveraging our 36-years in controlled environment agriculture to become a partner of choice in the cannabis community, and proud to be in a leadership position that enables us to self-fund an additional 40 metric tons of annual cultivation capacity to serve our Canadian and international customers.”

“While we are benefiting from multiple catalysts unlocking value for our stakeholders, we continue to see meaningful potential for additional long-term value creation through our ownership interest in our newly formed produce entity and future optionality of our U.S. based greenhouse assets and operations. We believe the trends observed in our business during the second quarter are sustainable, and that our capacity expansion projects in Canada and the Netherlands position us for continued profitable growth in 2026 and beyond. We are growing organically, profitably and generating positive free cash flow, and we believe the strength of our balance sheet will enable us the flexibility to make additional growth investments that will drive strong returns for shareholders.”

Second Quarter 2025 Financial Highlights

(All comparable periods are for the second quarter of 2024 unless otherwise stated)

Consolidated

•
Consolidated net sales increased 12% to $59.9 million from $53.6 million;
•
Consolidated net income from continuing operations was $9.9 million, or $0.09 per share compared to a net loss of $16.6 million, or ($0.15) per share;
•
Consolidated net income was $26.5 million, or $0.24 per share compared to net loss of $23.5 million, or ($0.21) per share;
•
Year-to-date consolidated cash flow from continuing operations was $22.3 million compared with ($3.7 million).
•
Consolidated adjusted EBITDA from continuing operations (a non-GAAP measure) was $17.1 million compared with $2.9 million; and,
•
Consolidated adjusted EBITDA margin from continuing operations (a non-GAAP measure) of 28.6%, an increase of 2,320 basis points compared to 5.4%.

Canadian Cannabis

•
Net sales increased 9% to $44.5 million (C$61.4 million) from $40.7 million (C$55.8 million);
•
International medical export sales increased 690%, retail branded sales decreased 20% due to a planned mix shift toward higher-margin products, and non-branded (wholesale) sales decreased 15% (in Canadian dollars);
•
Gross margin increased to 39% from 26%, due primarily to the increase in international sales;
•
Net income increased 369% to $6.5 million (C$9.1 million) from $1.4 million (C$1.9 million);
•
Adjusted EBITDA increased 146% to $11.9 million (C$16.5 million) from $4.8 million (C$6.6 million); and,
•
Cash flow from operations increased 233% to $18.0 million (C$24.6 million) from $5.4 million (C$7.2 million).

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $3.8 million compared with $4.3 million;
•
Gross margin increased to 63% from 61%;
•
Net loss was $0.2 million compared with a net loss of $12.3 million; and
•
Adjusted EBITDA was $45,000 compared with ($0.2 million).

Netherlands Cannabis (Leli Holland)

Leli Holland commenced sales during the first quarter of 2025. Leli Holland was not operational during the comparable quarter of 2024. As a result, comparative financial performance to the prior-year quarter is not meaningful.

•
Net sales were $2.5 million;
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Net income was $0.8 million; and
•
Adjusted EBITDA was $1.2 million.

Village Farms Produce

•
Continuing sales increased 2% to $8.6 million from $8.4 million;
•
Net income from continuing produce operations improved to $4.3 million from a loss from continuing produce operations of $1.3 million, due to a vendor settlement in the second quarter of 2025 related to a partial recovery of operating losses from the Tomato Brown Rugose Fruit Virus (“ToBRFV”) infestation;
•
Adjusted EBITDA from continuing produce operations improved to $6.4 million from $0.1 million for the quarter ended June 30, 2024 due to both a vendor settlement and improved continuing produce operations.

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Company has maintained a top three overall market share position in Canada and the number one position in dried flower year-to-date through the month of July, despite planned reductions in sales of lower-margin SKUs1;
•
Achieved the high end of its targeted gross margin range of 30-40% for the second consecutive quarter, and its strongest adjusted EBITDA performance in six years;
•
Refinanced its syndicated Canadian Cannabis Term Loans, consolidating three previous loans into one credit facility with two of its existing lenders. The new credit facility carries a variable interest rate below 6.0 percent, reflecting a 250 basis point improvement to the previous interest rate, as well as improved financial covenants and a maturity date of February 7, 2028, replacing its previous credit facilities maturing on February 7, 2026;
•
Subsequent to quarter end, published groundbreaking peer-reviewed research in Scientific Reports (Nature Portfolio), highlighting the natural variability of THC potency within cannabis plants, reinforcing a need for a greater focus on product quality versus potency and more transparent and accurate labelling across the industry;
•
Subsequent to quarter end, the Company launched innovative new windowed packaging for its flower products in the Canadian market, enabling consumers to see product quality in the package before purchase;
•
Subsequent to quarter end, the Company announced that its Board of Directors unanimously approved an investment to expand cannabis cultivation capacity in its Delta 2 greenhouse in order to meet increasing demand in Canadian and International markets. The expansion will be funded with existing cash on hand, and is expected to yield an incremental 40 metric tons of annualized cannabis production.
1.
Based on estimated retail sales from HiFyre, other third parties and provincial boards

International Cannabis (Reported within Canadian Cannabis)

•
International export sales increased 690% year-over-year in the second quarter and 116% sequentially, driven by new customer relationships as well as increased sales from existing customers;
•
The Company achieved its previous full-year sales target for International export sales during the first six months of the year, and expects similar international export sales performance in the second half of 2025 as compared to the first half of the year;
•
Company continues to distribute several leading cultivars in Germany through third-party partners2
1.
Based on German government data and Company estimates
2.
Based on Company estimates and ranking compiled by German outlet Flowzz

Netherlands Cannabis (Leli Holland)

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Operations in the Company’s Phase I facility in Drachten continued to ramp toward full capacity during the second quarter, while demonstrating strong profitability and cash flow generation;
•
Leli Holland products are now represented in 66 of 80 participating coffeeshops, representing market penetration of 82.5%;
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The Company has continued to introduce new product categories into the market and expects to launch hash products during the fourth quarter;
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Construction of the Company’s Phase II facility in Groningen remains on track to be operational in Q1 2026;
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Once completed, the Phase II facility is expected to quintuple total annualized production capacity.

U.S. Cannabis

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The Company's application for a Texas medicinal marijuana license remains pending review by the Department of Public Services. If awarded, the Company plans to work with its listing authority to structure an acceptable ownership structure and comply with all applicable regulatory requirements.

Village Farms Produce

•
On May 30, 2025 the Company closed on the previously-announced transaction to privatize certain assets and operations of its Produce segment. Under the terms of the agreement, the Company privatized Produce segment operations, including its Marfa II, Marfa I and Fort Davis greenhouses, and all of its produce distribution centers, as well as its third party produce distribution business, through a series of asset and lease transfers, for total consideration of $40 million and a 37.9% equity ownership interest in Vanguard Food LP, a new, private-equity-backed partnership;
•
During the second quarter, the Company entered into service and supply agreements with Vanguard Fresh Canada ULC for produce production in its Delta 1 and Delta 2 greenhouses, which will continue supplying produce to Vanguard for a multi-year term. The Delta 1 and Delta 2 greenhouses generated approximately $29 million in produce sales in fiscal year 2024. The Company’s Produce segment financial results are now predominantly comprised of activities related to operation of the Delta 1 and Delta 2 greenhouses. Following completion of the 2025 tomato crop, the Delta 2 greenhouse will no longer supply produce to Vanguard.

Corporate

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During the second quarter, the Company regained compliance with the Nasdaq minimum closing bid price of US$1.00 per share listing requirement (NASDAQ Listing Rule 5550(a)(2));
•
Subsequent to quarter end, appointed Michael Carey as Corporate Treasurer.

Conference Call

Village Farms’ management team will host a conference call to discuss its second quarter 2025 financial results today, Monday 11, 2025, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Second Quarter 2025 Conference Call Webcast or on the company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Second Quarter 2025 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question-and-answer session as time permits.

About Village Farms International, Inc.

Village Farms leverages decades of experience in Controlled Environment Agriculture as a large-scale, vertically-integrated supplier of high-value, high-growth plant-based Consumer Packaged Goods. The Company built a strong foundation as the leading and longest-tenured fresh produce supplier to grocery and large-format retailers throughout the US and Canada, but now focuses its agricultural expertise on high-growth cannabinoid opportunities internationally while maintaining strategic optionality through remaining produce assets.

In Canada, the Company's wholly owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world (2.2 million square feet of greenhouse production), a low-cost producer and one of Canada’s highest quality and best-selling brands. The Company owns an incremental 2.6 million square feet of greenhouse capacity in Canada for future expansion, and also owns 80% of Québec-based, Rose LifeScience, a leader in the commercialization of cannabis products.

Internationally, Village Farms is targeting selected, nascent, legal cannabis opportunities with significant growth potential. The Company exports medical cannabis from its EU GMP certified facility in Canada to international markets including Germany, the United Kingdom, Israel, Australia, and New Zealand. The Company is expanding its export business to new countries and customers, and making select investments in international production assets. In Europe, wholly-owned Leli Holland has one of 10 licenses to grow and distribute recreational cannabis within the Dutch Coffee Shop Experiment.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD and hemp-derived brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US THC market via multiple strategies, leveraging its Texas-based greenhouse assets (2.2 million square feet of existing greenhouse capacity and 950 acres of owned, unoccupied land for future expansion).

Village Farms Clean Energy (VFCE), through a partnership with Atlanta-based Terreva Renewables, creates renewable natural gas from landfill gas at its Delta RNG facility. VFCE receives royalties on all revenue generated.

Contact Information

Sam Gibbons

Senior Vice President, Corporate Affairs

Phone: (407) 936-1190 ext. 328

Email: sgibbons@villagefarms.com

Lawrence Chamberlain

LodeRock Advisors

Phone: (416) 519-4196

Email: lawrence.chamberlain@loderockadvisors.com

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended June 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$61.4	$44.5	$55.8	$40.7	10%
Total Cost of Sales	$37.3	$27.1	$41.1	$30.0	-9%
Gross Profit	$24.1	$17.4	$14.7	$10.7	64%
Gross Margin %	39%	39%	26%	27%	49%
SG&A	$11.7	$8.6	$12.0	$8.7	-3%
Net income	$9.1	$6.5	$1.9	$1.4	379%
Adjusted EBITDA (1)	$16.5	$11.9	$6.6	$4.8	150%
Adjusted EBITDA Margin (1)	27%	27%	12%	12%	127%
Cash flow from Operations	$ 24.6	$18.0	$7.2	$5.4	242%

(millions except % metrics)	Six Months Ended June 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$111.4	$79.4	$106.3	$78.2	5%
Total Cost of Sales	$69.4	$49.4	$78.8	$58.0	-12%
Gross Profit	$42.0	$30.0	$27.4	$20.2	53%
Gross Margin %	38%	38%	26%	27%	46%
SG&A	$24.3	$17.4	$22.4	$16.5	8%
Net income	$13.5	$9.5	$3.0	$2.2	350%
Adjusted EBITDA (1)	$26.1	$18.6	$12.1	$8.9	116%
Adjusted EBITDA Margin (1)	23%	23%	11%	11%	106%
Cash flow from Operations	$ 29.2	$21.2	$13.3	$9.8	120%

Canadian Cannabis’ Composition of Sales by Channel

(millions except % metrics)	Three Months Ended June 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$55.0	$39.7	$68.9	$50.3	-20%
Non-Branded Sales	$9.6	$7.1	$11.3	$8.3	-15%
International Sales	$16.6	$12.0	$2.1	$1.5	690%
Other	$0.7	$0.5	$0.6	$0.4	17%
Less: Excise Taxes	$(20.5)	$(14.8)	$(27.1)	$(19.8)	-24%
Net Sales	$61.4	$44.5	$55.8	$40.7	10%

(millions except % metrics)	Six Months Ended June 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$107.7	$76.5	$134.7	$99.1	-20%
Non-Branded Sales	$18.6	$13.4	$20.0	$14.7	-7%
International Sales	$24.3	$17.4	$4.1	$3.0	493%
Other	$1.3	$0.9	$1.2	$0.9	8%
Less: Excise Taxes	$(40.5)	$(28.8)	$(53.7)	$(39.5)	-25%
Net Sales	$111.4	$79.4	$106.3	$78.2	5%

Presentation of Financial Results

The Company’s financial statements for the three and six months ended June 30, 2025, as well as the comparative periods for 2024, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales	$59,899	$53,597	$99,579	$95,584
Cost of sales	(37,557)	(39,960)	(63,057)	(70,730)
Gross profit	22,342	13,637	36,522	24,854
Selling, general and administrative expenses	(15,411)	(17,056)	(30,030)	(31,306)
Interest expense	(814)	(901)	(1,516)	(1,815)
Interest income	109	322	184	528
Foreign exchange gain (loss)	1,792	(403)	1,708	(1,281)
Other income	4,430	45	4,451	149
Goodwill and intangible asset impairments	—	(11,939)	—	(11,939)
Income (loss) before taxes and equity method investment income	12,448	(16,295)	11,319	(20,810)
Provision for income taxes	(2,503)	(260)	(3,486)	(580)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	9,945	(16,555)	7,833	(21,390)
Income (loss) from discontinued operations, net of tax	16,294	(7,003)	11,291	(4,847)
Income (loss) including non-controlling interests	26,239	(23,558)	19,124	(26,237)
Less: net loss (income) attributable to non-controlling interests, net of tax	258	9	670	(164)
Net income (loss) attributable to Village Farms International, Inc. shareholders	$26,497	$(23,549)	$19,794	$(26,401)
Adjusted EBITDA from continuing operations	$17,111	$2,914	$20,560	$3,830
Adjustments attributable to discontinued operations	(3,851)	(6,473)	(7,219)	(3,798)
Adjusted EBITDA (1)	$13,260	$(3,559)	$13,341	$32
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.09	$(0.15)	$0.08	$(0.20)
Discontinued operations	0.15	(0.06)	0.10	(0.04)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.24	$(0.21)	$0.18	$(0.24)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.10	$(0.15)	$0.08	$(0.20)
Discontinued operations	$0.14	$(0.06)	$0.10	$(0.04)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.24	$(0.21)	$0.18	$(0.24)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024, 85% interest in Leli through September 22, 2024, and our 100% interest in Leli beginning on September 23, 2024.

We caution that our results of operations for the three months and six months ended June 30, 2025, and 2024 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended June 30, 2025
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$8,574	$44,518	$3,841	$483	$2,483	$—	$59,899
Cost of sales	(7,975)	(27,050)	(1,405)	(80)	(1,047)	—	(37,557)
Selling, general and administrative expenses	(870)	(8,604)	(2,445)	27	(557)	(2,962)	(15,411)
Other income (expense), net	4,471	(290)	(217)	—	—	1,553	5,517
Income (loss) before taxes and equity method investment income	4,200	8,574	(226)	430	879	(1,409)	12,448
(Recovery of) provision for income taxes	69	(2,343)	—	(204)	(44)	19	(2,503)
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	4,269	6,231	(226)	226	835	(1,390)	9,945
Income from discontinued operations net of tax	16,294	—	—	—	—	—	16,294
Income (loss) including non-controlling interests	20,563	6,231	(226)	226	835	(1,390)	26,239
Less: net loss attributable to non-controlling interests, net of tax	—	258	—	—	—	—	258
Net income (loss)	$20,563	$6,489	$(226)	$226	$835	$(1,390)	$26,497
Adjusted EBITDA from continuing operations	$6,403	$11,860	$45	$430	$1,218	$(2,845)	$17,111
Adjustments attributable to discontinued operations	(3,851)	-	-	-	-	-	(3,851)
Adjusted EBITDA (1)	$2,552	$11,860	$45	$430	$1,218	$(2,845)	$13,260
Basic income (loss) per share from continuing operations	$0.03	$0.06	$-	$-	$0.01	$(0.01)	$0.09
Basic income per share from discontinued operations	$0.15	$-	$-	$-	$-	$-	$0.15
Basic income (loss) per share	$0.18	$0.06	$-	$-	$0.01	$(0.01)	$0.24
Diluted income (loss) per share from continuing operations	$0.04	$0.06	$-	$-	$0.01	$(0.01)	$0.10
Diluted income per share from discontinued operations	$0.14	$-	$-	$-	$-	$-	$0.14
Diluted income (loss) per share	$0.18	$0.06	$-	$-	$0.01	$(0.01)	$0.24

	For The Three Months Ended June 30, 2024
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$8,434	$40,745	$4,297	$121	$—	$—	$53,597
Cost of sales	(8,209)	(30,040)	(1,668)	(43)	—	—	(39,960)
Selling, general and administrative expenses	(1,003)	(8,749)	(2,960)	(17)	(341)	(3,986)	(17,056)
Other expense, net	(523)	(270)	—	—	—	(144)	(937)
Goodwill and intangible asset impairments	—	—	(11,939)	—	—	—	(11,939)
Income (loss) before taxes and equity method investment income	(1,301)	1,686	(12,270)	61	(341)	(4,130)	(16,295)
Recovery of (provision for) income taxes	4	(259)	—	—	—	(5)	(260)
Equity method investment income, net of tax	—	—	—	—	—	—	—
(Loss) income from continuing operations	(1,297)	1,427	(12,270)	61	(341)	(4,135)	(16,555)
Loss from discontinued operations net of tax	(7,003)	—	—	—	—	—	(7,003)
(Loss) income including non-controlling interests	(8,300)	1,427	(12,270)	61	(341)	(4,135)	(23,558)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(43)	—	—	52	—	9
Net (loss) income	$(8,300)	$1,384	$(12,270)	$61	$(289)	$(4,135)	$(23,549)
Adjusted EBITDA from continuing operations	$123	$4,818	$(240)	$61	$(23)	$(1,825)	$2,914
Adjustments attributable to discontinued operations	(6,473)	-	-	-	-	-	(6,473)
Adjusted EBITDA (1)	$(6,350)	$4,818	$(240)	$61	$(23)	$(1,825)	$(3,559)
Basic (loss) income per share from continuing operations	$(0.01)	$0.01	$(0.11)	$-	$-	$(0.04)	$(0.15)
Basic loss per share from discontinued operations	$(0.06)	$-	$-	$-	$-	$-	$(0.06)
Basic (loss) income per share	$(0.07)	$0.01	$(0.11)	$-	$-	$(0.04)	$(0.21)
Diluted (loss) income per share from continuing operations	$(0.01)	$0.01	$(0.11)	$-	$-	$(0.04)	$(0.15)
Diluted loss per share from discontinued operations	$(0.06)	$-	$-	$-	$-	$-	$(0.06)
Diluted (loss) income per share	$(0.07)	$0.01	$(0.11)	$-	$-	$(0.04)	$(0.21)

	For The Six Months Ended June 30, 2025
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$8,601	$79,355	$7,745	$909	$2,969	$—	$99,579
Cost of sales	(9,444)	(49,412)	(2,716)	(153)	(1,332)	—	(63,057)
Selling, general and administrative expenses	(1,585)	(17,366)	(4,980)	(1)	(996)	(5,102)	(30,030)
Other income (expense), net	3,943	(492)	(217)	—	—	1,593	4,827
Income (loss) before taxes and equity method investment income	1,515	12,085	(168)	755	641	(3,509)	11,319
Provision for income taxes	—	(3,234)	—	(204)	(48)	—	(3,486)
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	1,515	8,851	(168)	551	593	(3,509)	7,833
Income from discontinued operations net of tax	11,291	—	—	—	—	—	11,291
Income (loss) including non-controlling interests	12,806	8,851	(168)	551	593	(3,509)	19,124
Less: net loss attributable to non-controlling interests, net of tax	—	670	—	—	—	—	670
Net income (loss)	$12,806	$9,521	$(168)	$551	$593	$(3,509)	$19,794
Adjusted EBITDA from continuing operations	$4,649	$18,558	$159	$755	$1,295	$(4,856)	$20,560
Adjustments attributable to discontinued operations	(7,219)	-	-	-	-	-	(7,219)
Adjusted EBITDA (1)	$(2,570)	$18,558	$159	$755	$1,295	$(4,856)	$13,341
Basic (loss) income per share from continuing operations	$0.01	$0.08	$-	$0.01	$0.01	$(0.03)	$0.08
Basic (loss) income per share from discontinued operations	$0.10	$-	$-	$-	$-	$-	$0.10
Basic (loss) income per share	$0.11	$0.08	$-	$0.01	$0.01	$(0.03)	$0.18
Diluted (loss) income per share from continuing operations	$0.01	$0.08	$-	$0.01	$0.01	$(0.03)	$0.08
Diluted (loss) income per share from discontinued operations	$0.10	$-	$-	$-	$-	$-	$0.10
Diluted (loss) income per share	$0.11	$0.08	$-	$0.01	$0.01	$(0.03)	$0.18

	For The Six Months Ended June 30, 2024
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$8,438	$78,191	$8,834	$121	$—	$—	$95,584
Cost of sales	(9,199)	(57,978)	(3,510)	(43)	—	—	(70,730)
Selling, general and administrative expenses	(1,559)	(16,453)	(6,366)	(37)	(704)	(6,187)	(31,306)
Other expense, net	(1,023)	(671)	—	—	—	(725)	(2,419)
Goodwill and intangible asset impairments	—	—	(11,939)	—	—	—	(11,939)
Income (loss) before taxes and equity method investment income	(3,343)	3,089	(12,981)	41	(704)	(6,912)	(20,810)
Recovery of (provision for) income taxes	4	(588)	—	—	—	4	(580)
Equity method investment income, net of tax	—	—	—	—	—	—	—
(Loss) income from continuing operations	(3,339)	2,501	(12,981)	41	(704)	(6,908)	(21,390)
Loss from discontinued operations net of tax	(4,847)	—	—	—	—	—	(4,847)
(Loss) income including non-controlling interests	(8,186)	2,501	(12,981)	41	(704)	(6,908)	(26,237)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(270)	—	—	106	—	(164)
Net (loss) income	$(8,186)	$2,231	$(12,981)	$41	$(598)	$(6,908)	$(26,401)
Adjusted EBITDA from continuing operations	$(524)	$8,891	$(855)	$41	$(65)	$(3,658)	$3,830
Adjustments attributable to discontinued operations	(3,798)	-	-	-	-	-	(3,798)
Adjusted EBITDA (1)	$(4,322)	$8,891	$(855)	$41	$(65)	$(3,658)	$32
Basic (loss) income per share from continuing operations	$(0.03)	$0.02	$(0.12)	$-	$(0.01)	$(0.06)	$(0.20)
Basic loss per share from discontinued operations	$(0.04)	$-	$-	$-	$-	$-	$(0.04)
Basic (loss) income per share	$(0.07)	$0.02	$(0.12)	$-	$(0.01)	$(0.06)	$(0.24)
Diluted (loss) income per share from continuing operations	$(0.03)	$0.02	$(0.12)	$-	$(0.01)	$(0.06)	$(0.20)
Diluted loss per share from discontinued operations	$(0.04)	$-	$-	$-	$-	$-	$(0.04)
Diluted (loss) income per share	$(0.07)	$0.02	$(0.12)	$-	$(0.01)	$(0.06)	$(0.24)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three and six months ended June 30, 2025 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflect a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For The Three Months Ended June 30, 2025
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$4,269	$6,489	$(226)	$226	$835	$(1,390)	$10,203
Add:
Amortization and depreciation	1,913	2,729	49	—	339	38	5,068
Foreign currency exchange gain	(130)	(84)	—	—	—	(1,529)	(1,743)
Interest expense, net	414	316	—	—	—	(25)	705
Provision for (recovery of) income taxes	(69)	2,343	—	204	44	(19)	2,503
Share-based compensation	6	32	5	—	—	80	123
Deferred financing fees	—	47	—	—	—	—	47
Other impairments	—	—	217	—	—	—	217
Adjustments attributable to non-controlling interest	—	(12)	—	—	—	—	(12)
Adjusted EBITDA from continuing operations	6,403	11,860	45	430	1,218	(2,845)	17,111
Adjustments attributable to discontinued operations	(3,851)	—	—	—	—	—	(3,851)
Adjusted EBITDA (2)	$2,552	$11,860	$45	$430	$1,218	$(2,845)	$13,260

	For The Three Months Ended June 30, 2024
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$(1,297)	$1,384	$(12,270)	$61	$(289)	$(4,135)	$(16,546)
Add:
Amortization and depreciation	821	3,084	50	—	313	46	4,314
Foreign currency exchange loss (gain)	29	(9)	—	—	—	329	349
Interest expense, net	574	188	—	—	—	(183)	579
(Recovery of) provision for income taxes	(4)	259	—	—	—	5	260
Share-based compensation	—	42	41	—	—	2,113	2,196
Goodwill and intangible impairments (1)	—	—	11,939	—	—	—	11,939
Other expenses	—	35	—	—	—	—	35
Adjustments attributable to non-controlling interest	—	(165)	—	—	(47)	—	(212)
Adjusted EBITDA from continuing operations	123	4,818	(240)	61	(23)	(1,825)	2,914
Adjustments attributable to discontinued operations	(6,473)	—	—	—	—	—	(6,473)
Adjusted EBITDA (2)	$(6,350)	$4,818	$(240)	$61	$(23)	$(1,825)	$(3,559)

	For The Six Months Ended June 30, 2025
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$1,515	$9,521	$(168)	$551	$593	$(3,509)	$8,503
Add:
Amortization and depreciation	2,273	5,303	98	—	654	82	8,410
Foreign currency exchange gain	(82)	(135)	—	—	—	(1,544)	(1,761)
Interest expense, net	924	457	—	—	—	(49)	1,332
Provision for income taxes	—	3,234	—	204	48	—	3,486
Share-based compensation	19	73	12	—	—	164	268
Deferred financing fees	—	47	—	—	—	—	47
Other impairments	—	—	217	—	—	—	217
Adjustments attributable to non-controlling interest	—	58	—	—	—	—	58
Adjusted EBITDA from continuing operations	4,649	18,558	159	755	1,295	(4,856)	20,560
Adjustments attributable to discontinued operations	(7,219)	—	—	—	—	—	(7,219)
Adjusted EBITDA (2)	$(2,570)	$18,558	$159	$755	$1,295	$(4,856)	$13,341

	For The Six Months Ended June 30, 2024
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$(3,339)	$2,231	$(12,981)	$41	$(598)	$(6,908)	$(21,554)
Add:
Amortization and depreciation	1,639	5,880	104	—	627	106	8,356
Foreign currency exchange loss (gain)	38	22	—	—	—	1,064	1,124
Interest expense, net	1,142	482	—	—	—	(337)	1,287
(Recovery of) provision for income taxes	(4)	588	—	—	—	(4)	580
Share-based compensation	—	97	83	—	—	2,421	2,601
Goodwill and intangible impairments (1)	—	10	—	—	—	—	10
Other expenses	—	—	11,939	—	—	—	11,939
Adjustments attributable to non-controlling interest	—	(419)	—	—	(94)	—	(513)
Adjusted EBITDA from continuing operations	(524)	8,891	(855)	41	(65)	(3,658)	3,830
Adjustments attributable to discontinued operations	(3,798)	—	—	—	—	—	(3,798)
Adjusted EBITDA (2)	$(4,322)	$8,891	$(855)	$41	$(65)	$(3,658)	$32

(1) Reflects impairment to goodwill and intangibles of $11,939 in U.S. Cannabis that was based on recent historical performance, near-term forecasts, and the state of the CBD industry in the United States. See “Critical Accounting Estimates and Judgments” below for more information.

(2) Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

A detailed discussion of our consolidated and segment results can be found in the 10-Q MD&A on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company or statements regarding the anticipated benefits from the closing of the transaction involving Vanguard Food LP. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the limited operational history of the Delta RNG Project in our energy segment and Leli Holland B.V. ("Leli"); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports; risks related to the start-up of international production at our Netherlands operations under Leli; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade and the potential for tariffs and other trade restrictions; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release and the Company’s most recently filed annual report on Form 10-K.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$ 59,988	$ 24,631
Restricted cash	5,000	—
Trade receivables, net	27,826	22,160
Inventories, net	39,476	41,256
Other receivables	225	247
Prepaid expenses and deposits	4,550	2,806
Current assets of discontinued operations	508	24,919
Total current assets	137,573	116,019
Non-current assets
Property, plant and equipment, net	181,837	175,226
Investments	6,268	2,656
Goodwill	44,544	42,315
Intangibles, net	24,980	25,105
Deferred tax asset	802	1,005
Right-of-use assets	3,728	4,372
Other assets	4,012	2,178
Non-current assets of discontinued operations	—	20,430
Total assets	$ 403,744	$ 389,306
LIABILITIES
Current liabilities
Line of credit	$ —	$ 4,000
Trade payables	11,203	11,254
Current maturities of long-term debt	7,897	8,142
Accrued sales taxes	8,834	8,740
Accrued loyalty program	574	1,029
Accrued liabilities	14,343	8,972
Lease liabilities - current	1,113	1,060
Income tax payable	5,388	51
Other current liabilities	853	1,053
Current liabilities of discontinued operations	1,615	17,918
Total current liabilities	51,820	62,219
Non-current liabilities
Long-term debt	31,206	32,420
Deferred tax liability	19,800	19,940
Lease liabilities - non-current	3,649	4,199
Other liabilities	3,077	2,196
Non-current liabilities of discontinued operations	—	4,374
Total liabilities	109,552	125,348
MEZZANINE EQUITY
Redeemable non-controlling interest	9,855	9,953
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 112,644,169 shares issued and outstanding at June 30, 2025 and 112,337,049 shares issued and outstanding at December 31, 2024.	387,350	387,349
Additional paid in capital	30,878	30,604
Accumulated other comprehensive loss	(8,669)	(18,932)
Retained earnings	(125,222)	(145,016)
Total shareholders’ equity	284,337	254,005
Total liabilities, mezzanine equity and shareholders’ equity	$ 403,744	$ 389,306

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales	$ 59,899	$ 53,597	$ 99,579	$ 95,584
Cost of sales	(37,557)	(39,960)	(63,057)	(70,730)
Gross profit	22,342	13,637	36,522	24,854
Selling, general and administrative expenses	(15,411)	(17,056)	(30,030)	(31,306)
Interest expense	(814)	(901)	(1,516)	(1,815)
Interest income	109	322	184	528
Foreign exchange gain (loss)	1,792	(403)	1,708	(1,281)
Other income	4,430	45	4,451	149
Goodwill and intangible asset impairments	—	(11,939)	—	(11,939)
Income (loss) before taxes and equity method investment income	12,448	(16,295)	11,319	(20,810)
Provision for income taxes	(2,503)	(260)	(3,486)	(580)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	9,945	(16,555)	7,833	(21,390)
Income (loss) from discontinued operations, net of tax	16,294	(7,003)	11,291	(4,847)
Income (loss) including non-controlling interests	26,239	(23,558)	19,124	(26,237)
Less: net loss (income) attributable to non-controlling interests, net of tax	258	9	670	(164)
Net income (loss) attributable to Village Farms International, Inc. shareholders	$ 26,497	$ (23,549)	$ 19,794	$ (26,401)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$ 0.09	$ (0.15)	$ 0.08	$ (0.20)
Discontinued operations	0.15	(0.06)	0.10	(0.04)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$ 0.24	$ (0.21)	$ 0.18	$ (0.24)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$ 0.10	$ (0.15)	$ 0.08	$ (0.20)
Discontinued operations	0.14	(0.06)	0.10	(0.04)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$ 0.24	$ (0.21)	$ 0.18	$ (0.24)
Weighted average number of common shares used in the computation of net income (loss) per share (in thousands):
Basic	112,347	110,960	112,342	110,604
Diluted	112,736	110,960	112,607	110,604
Income (loss) including non-controlling interests	$ 26,239	$ (23,558)	$ 19,124	$ (26,237)
Other comprehensive income (loss):
Foreign currency translation adjustment	9,870	(2,001)	10,835	(6,252)
Comprehensive income (loss) including non-controlling interests	36,109	(25,559)	29,959	(32,489)
Comprehensive (income) loss attributable to non-controlling interests	(239)	117	100	232
Comprehensive income (loss) attributable to Village Farms International, Inc. shareholders	$ 35,870	$ (25,442)	$ 30,059	$ (32,257)

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows provided by (used in) operating activities:
Income (loss) from continuing operations including non-controlling interests	$ 7,833	$ (21,390)
Adjustments to reconcile net loss attributable to Village Farms International, Inc. shareholders to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	8,410	8,356
Amortization of deferred charges	47	10
Interest expense	1,516	1,815
Interest paid on long-term debt	(1,613)	(2,172)
Unrealized foreign exchange (gain) loss	(87)	172
Goodwill and intangible asset impairments	—	11,939
Non-cash lease expense	619	388
Share-based compensation	268	2,601
Deferred income taxes	(935)	589
Changes in non-cash working capital items	6,207	(6,021)
Net cash provided by (used in) operating activities from continuing operations	22,265	(3,713)
Cash flows provided by (used in) investing activities:
Purchases of property, plant and equipment	(5,289)	(2,733)
Purchases of intangibles	—	(80)
Net cash provided by (used in) investing activities from continuing operations	(5,289)	(2,813)
Cash flows (used in) provided by financing activities:
Repayments on borrowings	(4,554)	(2,870)
Purchase of Non-controlling interest	—	(3,016)
Other financing activities	(432)	—
Net cash used in financing activities from continuing operations	(4,986)	(5,886)
Discontinued Operations
Net cash (used in) provided by operating activities from discontinued operations	(6,818)	9,365
Net cash provided by (used in) investing activities from discontinued operations	38,710	(2,146)
Net cash used in financing activities from discontinued operations	(4,000)	—
Net cash flows (used in) provided by discontinued operations	27,892	7,219
Effect of exchange rate changes on cash and cash equivalents	475	(441)
Net increase (decrease) in cash, cash equivalents and restricted cash	40,357	(5,634)
Cash, cash equivalents and restricted cash, beginning of period	24,631	35,291
Cash, cash equivalents and restricted cash, end of period	$ 64,988	$ 29,657